Exhibit 99.1







PRESS RELEASE Source:                            Document Security Systems, Inc.


DOCUMENT SECURITY SYSTEMS ANNOUNCES PRIVATE PLACEMENT RESULTS
Monday December 15, 2003


ROCHESTER, NY - December 15, 2003 - Document Security Systems, Inc. (OTC BB:
DCSS) announced today that it had completed interim closings on its private placement offering in an amount equal to $4,725,000 of gross proceeds. The Company is offering an aggregate of $5,000,000 of the securities, and may expand the offering by an additional $900,000. The Company expects to complete the offering within the next 15 days.

Documents Security Systems is conducting a private placement offering of units intended to comply with the exemptions from registration provided under Section 506 of Regulation D and offers and sales are being made solely to "accredited investors" as defined in Regulation D. The units are comprised of shares of Common Stock and Common Stock purchase warrants to purchase shares at an exercise price of $5.00 per share.

The securities in the offering are being offered without registration in reliance on rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated there under. The offering has not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information provided by the Company to investors been passed upon, by the Securities and Exchange Commission or any state securities commission. Any representation to the contrary is a criminal offense. The securities being offered and sold are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption there from.

"The proceeds of this offering have placed Document Security Systems on a sound long-term financial footing", said Patrick White, Chairman and CEO of DCSS. "As a result, we now have the resources to create a proper marketing infrastructure that will enable us to exploit the value of our state-of-the-art anti-counterfeiting technologies by demonstrating their many applications to a wide range of products and industries."

Document Security Systems, Inc. is a technology company with patents in printed security features which prevent forgery, duplication, counterfeiting, copying, scanning and re-imaging for any type of printed documents, labels or packaging.





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Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

CONTACT:
     Contact: Dave Wicker
     Company: Document Security Systems, Inc.
     Title: Vice President
     Voice: 585-346-4490
     Fax: 585-232-5960
     Email: DAVE@DOCUMENTSECURITY.COM

     Websites:  WWW.DOCUMENTSECURITY.COM
                WWW.SAFETYPAPER.COM
                WWW.LEGALSTORE.COM
                WWW.PATRICKPRINTING.COM






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